EXHIBIT 99.1

AutoZone 2nd Quarter Same Store Sales Increase 2.6%; EPS Increases 10.7% to $11.49

MEMPHIS, Tenn., Feb. 26, 2019 (GLOBE NEWSWIRE) -- AutoZone, Inc. (NYSE: AZO) today reported net sales of $2.5 billion for its second quarter (12 weeks) ended February 9, 2019, an increase of 1.6% from the second quarter of fiscal 2018 (12 weeks).  Domestic same store sales, or sales for stores open at least one year, increased 2.6% for the quarter.

Net income for the quarter increased 1.8% over the same period last year to $294.6 million, while diluted earnings per share increased 10.7% to $11.49 per share from $10.38 per share in the year-ago quarter.  Net income and diluted earnings per share benefited from Tax Reform in both years from a lower effective tax rate, and last year also benefited from the revaluation of deferred taxes, which were offset by last year’s after-tax impact from impairment charges related to the sale of two businesses.

For the quarter, gross profit, as a percentage of sales, was 54.1% (versus 52.9% for the same period last year).  The increase in gross margin was attributable to the impact of the sale of two businesses completed in the prior year (71 bps) and higher merchandise margins.  Operating expenses, as a percentage of sales, were 37.7% (versus 44.4% the same period last year).  Leverage was primarily driven by the impairment related to the sale of two businesses in the prior year (800 bps), partially offset by increased domestic store payroll (89 bps) and technology-related investments (23 bps).

Under its share repurchase program, AutoZone repurchased 422 thousand shares of its common stock for $350.0 million during the second quarter, at an average price of $830 per share.  At the end of the second quarter, the Company had $635 million remaining under its current share repurchase authorization.

The Company’s inventory increased 5.4% over the same period last year, driven by new stores and increased product placement, partially offset by the sale of two businesses completed in the prior year.  Inventory per location was $690 thousand versus $671 thousand last year and $658 thousand last quarter.  Net inventory, defined as merchandise inventories less accounts payable, on a per location basis, was a negative $58 thousand versus negative $46 thousand last year and negative $59 thousand last quarter.

“I want to thank and congratulate all AutoZoners across the company for their tremendous efforts during our second fiscal quarter.  Their continued hard work and dedication to providing superior service again resulted in strong quarterly results.  Every year, our second quarter’s financial results are challenging as it is our seasonally lowest sales quarter and weather impacts can drive significant variability in sales.  Today, we are pleased to report solid performance in DIY while our Commercial business growth rate accelerated for the fourth consecutive quarter.  Our industry fundamentals remain strong, and we continue to be excited about the initiatives we have underway to further enhance our inventory availability, to continue to accelerate Commercial and to meet our customers how, when and where they want to be met with our omni-channel efforts.  As we continue to invest in our business, we remain committed to our disciplined approach of increasing operating earnings and cash flow, and utilizing our balance sheet and capital effectively,” said Bill Rhodes, Chairman, President and Chief Executive Officer.

During the quarter ended February 9, 2019, AutoZone opened 20 new stores in the U.S., one store in Mexico and two stores in Brazil.  As of February 9, 2019, the Company had 5,651 stores in 50 states in the U.S., the District of Columbia and Puerto Rico, 568 stores in Mexico, and 22 stores in Brazil for a total count of 6,241.

AutoZone is the leading retailer and a leading distributor of automotive replacement parts and accessories in the United States. Each AutoZone store carries an extensive product line for cars, sport utility vehicles, vans and light trucks, including new and remanufactured automotive hard parts, maintenance items, accessories, and non-automotive products.  Many stores also have a commercial sales program that provides commercial credit and prompt delivery of parts and other products to local, regional and national repair garages, dealers, service stations, and public sector accounts.  AutoZone also sells the ALLDATA brand diagnostic and repair software through www.alldata.com. Additionally, we sell automotive hard parts, maintenance items, accessories, and non-automotive products through www.autozone.com and our commercial customers can make purchases through www.autozonepro.com.  AutoZone does not derive revenue from automotive repair or installation.

AutoZone will host a conference call this morning, Tuesday, February 26, 2019, beginning at 10:00 a.m. (EST) to discuss its second quarter results.  Investors may listen to the conference call live and review supporting slides on the AutoZone corporate website, www.autozoneinc.com by clicking “Investor Relations,” “Conference Calls.”  The call will also be available by dialing (210) 839-8923.  A replay of the call and slides will be available on AutoZone’s website.  In addition, a replay of the call will be available by dialing (203) 369-3527 through Wednesday, March 27, 2019, at 11:59 p.m. (EDT).

This release includes certain financial information not derived in accordance with generally accepted accounting principles (“GAAP”).  These non-GAAP measures include adjustments to reflect return on invested capital, adjusted debt, adjusted debt to EBITDAR and cash flow before share repurchases.   The Company believes that the presentation of these non-GAAP measures provides information that is useful to investors as it indicates more clearly the Company’s comparative year-to-year operating results, but this information should not be considered a substitute for any measures derived in accordance with GAAP.  Management targets the Company’s capital structure in order to maintain its investment grade credit ratings and manages cash flows available for share repurchase by monitoring cash flows before share repurchases, as shown on the attached tables.  The Company believes this is important information for the management of its debt levels and share repurchases.  We have included a reconciliation of this additional information to the most comparable GAAP measures in the accompanying reconciliation tables.

Certain statements contained in this press release constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically use words such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “seek,” “may,” “could” and similar expressions. These are based on assumptions and assessments made by our management in light of experience and perception of historical trends, current conditions, expected future developments and other factors that we believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation: product demand; energy prices; weather; competition; credit market conditions; access to available and feasible financing; the impact of recessionary conditions; consumer debt levels; changes in laws or regulations; war and the prospect of war, including terrorist activity; inflation; the ability to hire and retain qualified employees; construction delays; the compromising of confidentiality, availability or integrity of information, including cyber attacks; and raw material costs of suppliers. Certain of these risks are discussed in more detail in the “Risk Factors” section contained in Item 1A under Part 1 of the Annual Report on Form 10-K for the year ended August 25, 2018, and these Risk Factors should be read carefully. Forward-looking statements are not guarantees of future performance and actual results, developments and business decisions may differ from those contemplated by such forward-looking statements, and events described above and in the “Risk Factors” could materially and adversely affect our business. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results may materially differ from anticipated results.

Contact Information:
Financial: Brian Campbell at (901) 495-7005, brian.campbell@autozone.com
Media: Jennifer Hughes at (866) 966-3017, jennifer.hughes@autozone.com

AutoZone's 2nd Quarter Highlights - Fiscal 2019

Condensed Consolidated Statements of Operations
2nd Quarter, FY2019
(in thousands, except per share data)
	GAAP Results
	12 Weeks Ended	12 Weeks Ended
	February 9, 2019	February 10, 2018

Net sales	$2,450,568	$2,413,026
Cost of sales	1,125,461	1,135,980
Gross profit	1,325,107	1,277,046
Operating, SG&A expenses	925,087	1,071,948
Operating profit (EBIT)	400,020	205,098
Interest expense, net	41,362	39,340
Income before taxes	358,658	165,758
Income taxes(1)	64,020	(123,772)
Net income	$294,638	$289,530
Net income per share:
Basic	$11.71	$10.58
Diluted	$11.49	$10.38
Weighted average shares outstanding:
Basic	25,166	27,355
Diluted	25,643	27,882

(1)The twelve weeks ended February 9, 2019 and the comparable prior year period include $14.0M and $24.5M in excess tax benefits from stock option exercises related to the adoption of ASU 2016-09, respectively.

Year-To-Date 2nd Quarter, FY2019
(in thousands, except per share data)	GAAP Results
	24 Weeks Ended	24 Weeks Ended
	February 9, 2019	February 10, 2018

Net sales	$5,092,302	$5,002,156
Cost of sales	2,349,721	2,359,263
Gross profit	2,742,581	2,642,893
Operating, SG&A expenses	1,854,742	1,969,041
Operating profit (EBIT)	887,839	673,852
Interest expense, net	80,369	78,229
Income before taxes	807,470	595,623
Income taxes(2)	161,426	25,090
Net income	$646,044	$570,533
Net income per share:
Basic	$25.44	$20.75
Diluted	$24.97	$20.38
Weighted average shares outstanding:
Basic	25,397	27,496
Diluted	25,870	27,989

(2)The twenty-four weeks ended February 9, 2019 and the comparable prior year period include $25.2M and $26.8M in excess tax benefits from stock option exercises related to the adoption of ASU 2016-09, respectively.

Selected Balance Sheet Information
(in thousands)
	February 9, 2019	February 10, 2018	August 25, 2018
Cash and cash equivalents	$195,665	$288,522	$217,824
Merchandise inventories	4,305,469	4,085,528	3,943,670
Current assets	4,997,072	4,826,307	4,635,869
Property and equipment, net	4,269,923	4,081,301	4,218,400
Total assets	9,745,095	9,403,719	9,346,980
Accounts payable	4,669,568	4,365,666	4,409,372
Current liabilities	5,334,303	4,947,228	5,028,681
Total debt	5,111,201	5,043,541	5,005,930
Stockholders' deficit	(1,594,362)	(1,330,547)	(1,520,355)
Working capital	(337,231)	(120,921)	(392,812)

Condensed Consolidated Statements of Operations

	Adjusted Debt / EBITDAR (Trailing 4 Qtrs)
	(in thousands, except adjusted debt to EBITDAR ratio)
		February 9, 2019	February 10, 2018
	Net income	$1,413,047	$1,336,132
Add:	Impairment before tax impact	-	193,162
	Pension settlement charge before tax impact	130,263	-
	Interest	176,667	165,305
	Taxes	435,129	409,613
	Adjusted EBIT	2,155,106	2,104,212

Add:	Depreciation and amortization	353,977	335,743
	Rent expense	317,228	309,781
	Share-based expense	41,468	41,297
	EBITDAR	$2,867,779	$2,791,033

	Debt	$5,111,201	$5,043,541
	Capital lease obligations	154,923	156,238
	Add: rent x 6	1,903,368	1,858,686
	Adjusted debt	$7,169,492	$7,058,465

	Adjusted debt to EBITDAR	2.5	2.5

	Selected Cash Flow Information
	(in thousands)
		12 Weeks Ended	12 Weeks Ended	24 Weeks Ended	24 Weeks Ended
		February 9, 2019	February 10, 2018	February 9, 2019	February 10, 2018

	Depreciation and amortization	$83,778	$79,351	$166,230	$157,337
	Capital spending	97,664	104,469	195,832	214,747

	Cash flow before share repurchases:
	(Decrease) increase in cash and cash equivalents	$(56,421)	$30,845	$(22,159)	$(4,748)
	Less (decrease)/increase in debt	(45,878)	59,400	103,500	(39,600)
	Add back share repurchases	350,037	174,883	847,097	527,454
	Cash flow before share repurchases and changes in debt	$339,494	$146,328	$721,438	$562,306

	Other Selected Financial Information
	(in thousands, except ROIC)
		February 9, 2019	February 10, 2018

	Cumulative share repurchases ($ since fiscal 1998)	$20,265,408	$18,353,752
	Remaining share repurchase authorization ($)	634,592	296,248

	Cumulative share repurchases (shares since fiscal 1998)	145,764	143,115

	Shares outstanding, end of quarter	24,958	27,251

		Trailing 4 Quarters
		February 9, 2019	February 10, 2018
	Net income	$1,413,047	$1,336,132
	Adjustments:
	Impairment before tax impact	-	193,162
	Pension settlement	130,263	-
	Interest expense	176,667	165,305
	Rent expense	317,228	309,781
	Tax effect*	(152,011)	(195,964)
	Deferred tax liabilities, net	(1,774)	(136,679)
	After-tax return	$1,883,420	$1,671,737

	Average debt**	5,054,281	5,082,494
	Average stockholders' deficit**	(1,493,097)	(1,565,135)
	Add: Rent x 6**	1,903,368	1,858,686
	Average capital lease obligations**	156,840	153,599
	Pre-tax invested capital	$5,621,392	$5,529,644

	Return on Invested Capital (ROIC)	33.5%	30.2%

*	Effective tax rate over trailing four quarters ended February 9, 2019 is 28.1% for pension termination and 23.5% for interest and rent expense. Effective tax rate over trailing four quarters ended February 10, 2018, excluding the impact of the revaluation of net deferred tax liabilities, is 29.9%
**	All averages are computed based on trailing 5 quarter balances.

AutoZone's 2nd Quarter Highlights - Fiscal 2019
Selected Operating Highlights
Condensed Consolidated Statements of Operations

Store Count & Square Footage

	12 Weeks Ended		12 Weeks Ended		24 Weeks Ended		24 Weeks Ended
	February 9, 2019		February 10, 2018		February 9, 2019		February 10, 2018
AutoZone Domestic stores (Domestic):
Store count:
Beginning domestic stores	5,631		5,480		5,618		5,465
Stores opened	20		35		33		51
Stores closed	-		1		-		2
Ending domestic stores	5,651		5,514		5,651		5,514

Relocated stores	-		-		1		1

Stores with commercial programs	4,788		4,645		4,788		4,645

Square footage (in thousands)	36,970		36,044		36,970		36,044

AutoZone Mexico stores:
Stores opened	1		3		4		8
Total stores in Mexico	568		532		568		532

AutoZone Brazil stores:
Stores opened	2		2		2		2
Total stores in Brazil	22		16		22		16

Total AutoZone stores	6,241		6,062		6,241		6,062
Square footage (in thousands)	41,335		40,091		41,335		40,091
Square footage per store	6,623		6,613		6,623		6,613

Sales Statistics
($ in thousands, except sales per average square foot)
	12 Weeks Ended		12 Weeks Ended		Trailing 4 Quarters		Trailing 4 Quarters
Total AutoZone Stores (Domestic, Mexico and Brazil)	February 9, 2019		February 10, 2018		February 9, 2019		February 10, 2018
Sales per average store	$386		$380		$1,801		$1,780
Sales per average square foot	$58		$57		$272		$269

Total Auto Parts (Domestic, Mexico, Brazil and IMC)
Total auto parts sales	$2,402,833		$2,331,572	(1)	$11,106,071	(1)	$10,769,849	(1)
% Increase vs. LY	3.1%		5.7%		3.1%		3.7%

Domestic Commercial
Total domestic commercial sales	$514,598		$455,935		$2,328,527		$2,118,241
% Increase vs. LY	12.9%		5.7%		9.9%		5.5%

All Other (ALLDATA and AutoAnything)
All other sales	$47,735		$81,454	(2)	$205,151	(2)	$363,919	(2)
% Increase vs. LY	(41.4%)		(2.6%)		(43.6%)		(1.3%)

(1)	Results include IMC, which was sold during the third quarter of fiscal 2018 (effective April 4, 2018).
(2)	Results include AutoAnything, which was sold during the third quarter of fiscal 2018 (effective February 26, 2018).

	12 Weeks Ended		12 Weeks Ended		24 Weeks Ended		24 Weeks Ended
	February 9, 2019		February 10, 2018		February 9, 2019		February 10, 2018
Domestic same store sales	2.6%		2.2%		2.7%		2.3%

Inventory Statistics (Total Locations)
	as of		as of
	February 9, 2019		February 10, 2018
Accounts payable/inventory	108.5%		106.9%

($ in thousands)
Inventory	$4,305,469		$4,085,528
Inventory per location	690		671
Net inventory (net of payables)	(364,099)		(280,138)
Net inventory / per location	(58)		(46)

	Trailing 5 Quarters
	February 9, 2019		February 10, 2018
Inventory turns	1.3	x	1.3	x